Exhibit 2.1

















                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                             SOFTNET SYSTEMS, INC.,
                             a New York corporation

                           softnet acquisitions, inc.,
                             a Delaware corporation

                                       and

                        INTELLIGENT COMMUNICATIONS, INC.,
                             a Delaware corporation





                                November 22, 1998

                       AGREEMENT AND PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 22, 1998, by and among SoftNet Systems, Inc., a New York corporation ("Acquiror"), SoftNet Acquisitions, Inc., a Delaware corporation ("Acquisition Sub") and Intelligent Communications, Inc., a Delaware corporation ("Target"). Target, Acquiror and Acquisition Sub are sometimes collectively referred to herein as the "Parties," or individually as a "Party".

                                    RECITALS

A. The Boards of Directors of the Parties believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Acquisition Sub combine into a single company through the statutory merger of Target with and into Acquisition Sub (the "Merger") so that Acquisition Sub survives as a wholly-owned subsidiary of Acquiror and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target shall be converted into the right to receive cash and/or shares of common stock of Acquiror at the rate set forth herein.

C. Target and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

D. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain shareholders of Target have on the date hereof entered into an agreement to vote the capital stock of Target owned by such persons to approve the Merger and against any competing proposals.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

                                   THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware Corporations Code ("Delaware Law"), Target shall be merged with and into Acquisition Sub, the separate corporate existence of Target shall cease and Acquisition Sub shall survive as a wholly-owned subsidiary of Acquiror. Acquisition Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2

                  Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates and certified resolutions of the boards of directors of Target and Acquisition Sub, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4      Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

(b) The Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. At the Effective Time, the directors of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

1.6      Effect on Capital Stock.

(a)      Definitions

                  "Acquiror Common Stock" shall mean the common stock, par value $.01 per share, of Acquiror.

                  "Acquisition Sub Common Stock" shall mean the common stock, par value $.0001 per share, of Acquisition Sub.

                  "Additional Stock" shall mean a number of shares of Acquiror Common Stock to be tendered by Acquiror to the Target Shareholders on the first anniversary of the Closing Date such that the Stock Compensation Value shall be as close as possible to $5,000,000; provided, that the number of shares of Additional Stock shall not exceed 150,000 (as such number may be appropriately adjusted for stock splits, stock dividends, and other subdivisions and combinations of Acquiror Common Stock).

                  "Anniversary Stock" shall mean the First Anniversary Stock, the Second Anniversary Stock and the Third Anniversary Stock. Shares of Anniversary Stock shall be valued at the average closing price for Acquiror Common Stock for the 15 days immediately preceding the anniversary of the Closing Date on which such stock is payable to the Target Shareholders.

                  "Cash Escrow Amount" shall mean $6,500,000.

                  "Cash Option" shall mean the irrevocable option granted by Target to Acquiror on October 21, 1998 to purchase 100% of Target Capital Stock for the Cash Option Price according to the terms of the Letter of Intent, as modified by the Letter of Amendment.

                  "Cash Option Price" shall mean the purchase price to be paid to the Target Shareholders upon Closing in immediately available funds if the Cash Option is exercised by Acquiror, in lieu of all other compensation except the Demonstration Bonus. The Cash Option Price shall be equal to $12,000,000 minus the Initial Deposit, the Option Deposit and any Purchase Price Adjustment.

                  "Cash Purchase Price" shall mean the amount to be paid by Acquiror to the Target Shareholders at the Closing in immediately available funds as partial consideration for the Target Capital Stock. The Cash Purchase Price shall be equal to $500,000 less the Option Deposit and the Original Deposit.

                  "Closing Stock" shall mean 500,000 shares of Acquiror Common Stock (as such number may be appropriately adjusted for stock splits, stock dividends, and other subdivisions and combinations of Acquiror Common Stock) to be tendered by Acquiror to the Target Shareholders on the Closing Date as partial consideration for the Target Capital Stock.

                  "Demonstration Bonus" shall mean the $1,000,000 bonus to be paid in any combination of cash or Acquiror Common Stock (at the option of Acquiror) upon the successful demonstration to Acquiror by the Surviving Corporation of certain cable technology, as described in Section 1.6(j) below. If paid in Acquiror Common Stock, the stock shall be valued at the average closing price of Acquiror Common Stock for the 15 days immediately prior to the grant of the bonus.

                  "Exchange Percentage" shall mean a fraction, the numerator of which shall be one and the denominator of which shall be the sum of the number of shares of Target Common Stock issued and outstanding at the Effective Time plus the number of shares of Target Common Stock issuable upon conversion of all issued and outstanding shares of Target Preferred Stock which are automatically convertible into Target Common Stock upon consummation of the Merger minus any shares cancelled pursuant to Section 1.6(e), but expressly excluding any options, warrants and convertible securities, whether vested or unvested, which have not been exercised or converted, as appropriate, prior to the Effective Time. The Exchange Percentage for each Target Shareholder shall be rounded down to four decimal places.

                  "First Anniversary Stock" shall mean a number of shares of Anniversary Stock to be tendered by Acquiror to the Target Shareholders on the first anniversary of the Closing Date such that the aggregate value thereof shall be as close as possible to $1,500,000.

                  "First Promissory Note" shall mean the promissory note in the amount of $1,000,000 in the form attached hereto as Exhibit B to be granted by Acquiror at the Closing in favor of the Target Shareholders, which note shall be payable in any combination of cash or Note Stock (at the option of the Shareholder's Agent).

                  "Future Compensation" shall mean the Promissory Notes, the Additional Stock and the Anniversary Stock.

                  "Initial Deposit" shall mean the $100,000 non-refundable cash payment made by Acquiror to Target on October 13, 1998 upon the signing of the Letter of Intent.

                  "Letter of Amendment" shall mean the Letter of Amendment dated October 21, 1998 among Dr. Lawrence Brilliant on behalf of Acquiror and Bruce Meachim and Christine Raines, both individually and on behalf of Target, pursuant to which Target, Meachim and Raines granted Acquiror the Cash Option.

                  "Letter of Intent" shall mean the Letter of Intent dated October 13, 1998 between Dr. Lawrence Brilliant on behalf of Acquiror and Bruce Meachim and Christine Raines on behalf of Target pursuant to which Target agreed to be acquired by Acquiror through the exchange of 100% of Target Capital Stock for a combination of cash, notes and Acquiror Common Stock, according to the terms set forth therein.

                  "Net Asset Value" shall mean the sum of Target's net assets less its liabilities. In determining the Net Asset Value, assets acquired by Target from Xerox Corporation shall be valued according to generally accepted accounting principles, or, if such valuation is impractical, according to reasonable accounting standards developed in good faith which are mutually agreed upon between Acquiror and Target.

                  "Note Stock" shall mean any shares of Acquiror Common Stock issued as payment in whole or in part of the amount due any Target Shareholder upon the maturity of the First Promissory Note or the Second Promissory Note. Such shares shall be valued at the average closing price of Acquiror Common Stock for the 15 days immediately prior to the maturity date of such notes.

                  "Option Deposit" shall mean the $100,000 paid by Acquiror to Target on October 21, 1998 to purchase the Cash Option.

                  "Option Expiration Time" shall mean 6:00 p.m. San Francisco Time, December 1, 1998.

                  "Promissory Notes" shall mean the First Promissory Note and the Second Promissory Note.

                  "Purchase Price Adjustment" shall mean any shortfall below $0 in the Net Asset Value of Target on the Closing Date.

                  "Second Anniversary Stock" shall mean a number of shares of Anniversary Stock to be tendered by Acquiror to the Target Shareholders on the second anniversary of the Closing Date such that the aggregate value thereof shall be as close as possible to $1,500,000.

                  "Second Promissory Note" shall mean the promissory note in the form attached hereto as Exhibit C in the amount of $2,000,000 minus any Purchase Price Adjustment, which note shall be payable in any combination of cash or Note Stock (at Acquiror's option).

                  "Stock Compensation Value" shall mean the dollar value of the Closing Stock and the Additional Stock taken together, valuing each share of Acquiror Common Stock at the average closing price for such stock for the 15 days prior to the first anniversary of the Closing Date.

                  "Target Capital Stock" shall mean the Target Common Stock and Target Preferred Stock.

                  "Target Common Stock" shall mean the common stock, par value $.01 per share, of Target.

                  "Target Preferred Stock" shall mean the Preferred Stock of Target, par value $.01 per share.

                  "Target Shareholders" shall mean the holders of Target Capital Stock on the Closing Date.

                  "Third Anniversary Stock" shall mean a number of shares of Anniversary Stock to be tendered by Acquiror to the Target Shareholders on the third anniversary of the Closing Date such that the aggregate value thereof shall be as close as possible to $500,000.

(b) Exchange Percentage. If the Cash Option is not exercised prior to the Option Expiration Time, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Acquisition Sub, Target or the Target Shareholders, each share of Target Common Stock and each share of Target Preferred Stock issued and outstanding immediately prior to the Effective Time which is convertible into one or more shares of Target Common Stock upon consummation of the Merger (other than shares to be cancelled pursuant to Section 1.6(e) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with the provisions of Delaware Law ("Dissenting Shares")) shall automatically be cancelled and extinguished and converted into the right to receive the following:

(i)      the Cash Purchase Price, multiplied by the Exchange Percentage;

(ii) the amount payable upon maturity of the First Promissory Note multiplied by the Exchange Percentage;

(iii) the amount payable upon maturity of the Second Promissory Note, multiplied by the Exchange Percentage;

(iv) a number of whole shares of Acquiror Common Stock equal to the aggregate number of shares of Closing Stock multiplied by the Exchange Percentage, rounded down to the nearest share;

(v) a number of whole shares of Acquiror Common Stock equal to the aggregate number of shares of Additional Stock (if any) multiplied by the Exchange Percentage, rounded down to the nearest share;

(vi) a number of whole shares of Anniversary Stock equal to the aggregate number of shares of First Anniversary Stock multiplied by the Exchange Percentage, rounded down to the nearest share;

(vii) a number of whole shares of Anniversary Stock equal to the aggregate number of shares of Second Anniversary Stock multiplied by the Exchange Percentage, rounded down to the nearest share;

(viii) a number of whole shares of Anniversary Stock equal to the aggregate number of shares of Third Anniversary Stock multiplied by the Exchange Percentage, rounded down to the nearest share; and

(ix) the Demonstration Bonus (if awarded) multiplied by the Exchange Percentage.

(c) Exercise of Cash Option. If the Cash Option is exercised prior to the Option Expiration Time, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Acquisition Sub, Target or the Target Shareholders, each share of Target Common Stock and any shares of Target Preferred Stock issued and outstanding immediately prior to the Effective Time which is convertible into shares of Target Common Stock upon consummation of the Merger (other than shares to be cancelled pursuant to Section 1.6(e) and Dissenting Shares) shall automatically be cancelled and extinguished and converted into the right to receive the following:

(i) an amount equal to the Cash Option Price minus the Cash Escrow Amount multiplied by the Exchange Percentage; and

(ii) the Demonstration Bonus (if awarded) multiplied by the Exchange Percentage.

(d) Conversion of Acquisition Stock. At the Effective Time, each share of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation.

(e) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, and each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(f) Target Stock Option Plans. At the Effective Time, all unexercised options and warrants to purchase Target Capital Stock (whether vested or unvested) shall be terminated, including, without limitation, any employee incentive stock options which have been granted to any person pursuant to the Target 1998 Stock Option Plan.

(g) Adjustments to Exchange Percentage. The Exchange Percentage shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

(h) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled on any given date on which consideration is paid to the Target Shareholders to a fraction of a share of Acquiror Common Stock pursuant to Sections 1.6(b) or 1.6(c)(ii) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Acquiror Common Stock for the 15 days preceding such date. Acquiror shall have the option, at its sole discretion, of aggregating all fractional shares to be received by any Target Shareholder on any given date on which consideration is paid to the Target Shareholders and, if the aggregate of such fractions equals one or more whole shares, to issue to such Target Shareholder such additional whole shares of Acquiror Common Stock and to pay the remaining fraction in cash (rounded down to the nearest whole cent).

(i) Dissenters' Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective
Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Capital Stock, the consideration to which such shareholder would otherwise be entitled under this
Section 1.6 and the Certificate of Merger.

(j) Additional Demonstration Bonus. As partial consideration for the Target Capital Stock, Acquiror agrees to pay the Target Shareholders the Demonstration Bonus upon the working demonstration, on or before the one year anniversary of the Closing Date, satisfactory in terms of quality, speed, and cost to Acquiror acting in good faith, of a cable system using a combination of T-1Plus VSAT technology for the downlink and terrestrial wireless service for the uplink, provided, however, that the cost of the terrestrial wireless uplink is no more than $175 per customer premise modem and no more than $3,500 per cable head end for inbound wireless modem and ancillary equipment, that transaction or communication costs for terrestrial wireless spectrum use are less than $1 per customer per month and that there are no additional or "hidden" costs in using such system.

1.7      Surrender of Certificates.

(a) Exchange Agent. Acquiror's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

(b)      Acquiror to Provide Consideration.

(i) If the Cash Option is exercised, promptly after the Effective Time, the Acquiror shall make available to the Exchange Agent for exchange in accordance with Article I, through such reasonable procedures as Acquiror may adopt, in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, cash sufficient to pay the Cash Option Price minus the Cash Escrow Amount. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII, Acquiror shall cause to be distributed to the Cash Escrow Agent (as defined in Article VIII), cash in the amount of the Cash Escrow Amount (the "Escrow Cash"), which shall be held in an escrow account in the name of the Cash Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. The Escrow Cash distributed to the Cash Escrow Agent shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, the Escrow Cash shall be released, as provided in Article VIII hereof.

(ii) If the Cash Option is not exercised, promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time: (i) the shares of Closing Stock issuable at Closing, (ii) cash in an amount sufficient to permit payment of the Cash Purchase Price, (iii) an executed original of each of the Promissory Notes, with a schedule showing the percentage of the amount payable at maturity thereon to each Target Shareholder; and (iv) cash in an amount sufficient to permit payment of cash in lieu of fractional shares of Closing Stock which might otherwise be issued to individual Target Shareholders, but for Section 1.6(h).

(iii) If the Cash Option is exercised, Acquiror shall make available to the Exchange Agent, promptly on the date on which such consideration is due, cash and/or shares of Acquiror Common Stock in an amount sufficient to pay the Demonstration Bonus, if awarded, and cash sufficient to permit payment in lieu of fractional shares which would otherwise be issued to individual Target Shareholders as payment of the Demonstration Bonus, but for Section 1.6(h).

(iv) If the Cash Option is not exercised, Acquiror shall make available to the Exchange Agent, promptly on the date on which such consideration is due (pursuant to the provisions of Section 1.6), for exchange in accordance with
Article I, through such reasonable procedures as Acquiror may adopt, in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, (i) cash and/or shares of Note Stock in an amount sufficient to pay the amounts payable upon maturity of the Promissory Notes, (ii) the shares of Additional Stock, if any, (iii) the shares of Anniversary Stock, (iv) cash and/or shares of Acquiror Common Stock in an amount sufficient to pay the Demonstration Bonus, if awarded, and (v) cash in an amount sufficient to permit payment of cash in lieu of fractional shares which might otherwise be issued to individual Target Shareholders pursuant to Section 1.6(b), but for Section 1.6(h). Notwithstanding the foregoing, Acquiror shall have no obligation to make available to the Exchange Agent any amount of Future Compensation as to which Acquiror has exercised its right of offset pursuant to the provisions of Article VIII.

(c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive the consideration set forth in Section 1.6,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable therefor.

(d) Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to the provisions of Article VIII):

(i) if the Cash Option was exercised, within 15 days of surrender, a payment representing the portion of the Cash Option Price for which such Certificates are exchangeable pursuant to Section 1.6(c), or

(ii)     if the Cash Option was not exercised:

(A) within 15 days of surrender: (w) a certificate representing the number of whole shares of Closing Stock due such holder pursuant to Section 1.6(b)(iv);
(x) payment representing the amount of the Cash Purchase Price due such holder pursuant to Section 1.6(b)(i); (y) copies of the Promissory Notes which set forth the payments due such holder at maturity of such notes pursuant to Section 1.6(b)(ii) and (iii); and (z) payment in lieu of fractional shares of Closing Stock which such holder has the right to receive pursuant to Section 1.6(h);

(B) within 15 days of the maturity of the First Promissory Note, payment of cash and/or a certificate representing the number of whole shares of Note Stock due such holder under the First Promissory Note pursuant to Section 1.6(b)(ii) and payment in lieu of fractional shares of Note Stock which such holder has the right to receive pursuant to Section 1.6(h);

(C) within 15 days of the first anniversary of Closing, a certificate representing the sum of the number of whole shares of Additional Stock due such holder pursuant to Section 1.6(b)(v) and the number of whole shares of First Anniversary Stock due such holder pursuant to Section 1.6(vi) and payment in lieu of fractional shares of Additional Stock and/or First Anniversary Stock which such holder has the right to receive pursuant to Section 1.6(h);

(D) within 15 days of the maturity of the Second Promissory Note, payment of cash and/or a certificate representing the number of whole shares of Note Stock due such holder under the Second Promissory Note pursuant to Section 1.6(b)(iii) and payment in lieu of fractional shares of Note Stock which such holder has the right to receive pursuant to Section 1.6(h);

(E) within 15 days of the second anniversary of Closing, a certificate representing the sum of the number of whole shares of Second Anniversary Stock due such holder pursuant to Section 1.6(vii) and payment in lieu of fractional shares of Second Anniversary Stock which such holder has the right to receive pursuant to Section 1.6(h);

(F) within 15 days of the third anniversary of Closing, a certificate representing the sum of the number of whole shares of Third Anniversary Stock due such holder pursuant to Section 1.6(viii) and payment in lieu of fractional shares of Third Anniversary Stock which such holder has the right to receive pursuant to Section 1.6(h); and

(iii) regardless of whether the Cash Option was exercised, within 15 days of the grant of the Demonstration Bonus (if awarded), payment of cash and/or a certificate representing the number of whole shares of Acquiror Common Stock representing the part of the Demonstration Bonus due such holder pursuant to
Section 1.6(b)(ix) or 1.6(c)(ii) and payment in lieu of fractional shares of Acquiror Common Stock which such holder has the right to receive pursuant to
Section 1.6(h).

(e) Until so surrendered, each outstanding Certificate that, prior to the Effective Time represented shares of Target Capital Stock, will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence a right to receive the consideration in cash and whole shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted in accordance with Section 1.7(d) above or the payment owing pursuant to Section 1.6(i), as the case may be.

(f) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

(g) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

(h) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(i) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the consideration to which such holder is entitled pursuant to
Section 1.6 hereof.

(j) Conditions to Receiving Acquiror Common Stock.. Notwithstanding the foregoing provisions 1.7(b)(ii), (iii) or (iv) or any other provision of this Agreement or any agreement executed in connection herewith, neither Acquiror, Acquisition Sub nor the Exchange Agent shall have any obligation to make available shares of Acquiror Common Stock to any Target Shareholder who has not either first (x) executed a Voting Agreement (as defined below), (y) executed a Shareholder Agreement (as defined below) or (z) executed a letter of transmittal or certificate from Acquiror or the Exchange Agent provided therewith acknowledging such facts as are necessary to establish ownership of the Target Capital Stock and to permit such shares to be issued exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and other applicable securities laws.

1.8 No Further Ownership Rights in Target Capital Stock. All consideration paid upon the surrender of shares of Target Capital Stock in accordance with the terms hereof (including the right to receive pro rata payments of Future Compensation) shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Capital Stock. At the Effective Time, the stock transfer books of Target shall be closed and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration as may be required pursuant to Section 1.6 (including the right to receive a pro rata share of Future Compensation); provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Exemption from Registration; Restricted Stock; Certificate Legends. If the Cash Option is not exercised, the shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof and the shares of Acquiror Common Stock issued shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in limited circumstances. Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to Article I shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO SOFTNET SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

                  In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

                  In this Agreement, any reference to a party's "knowledge" means actual knowledge after due and diligent inquiry of such party's officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

                  Except as disclosed in a document of even date herewith and delivered by Target to Acquiror and Acquisition Sub prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule") and except with respect to the representations and warranties in Sections 2.11 and 2.36 as disclosed in a document to be dated and delivered by Target to Acquiror and Acquisition Sub no later than November 24, 1998, Target represents and warrants to Acquiror and Acquisition Sub as follows:

2.1 Organization, Standing and Power. Each of Target and its Subsidiaries (as such term is defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, as amended to date, of Target and each of its Subsidiaries.
Neither Target nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target does not own and never has owned directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Target is the owner of all outstanding shares of capital stock of each of the persons set forth in Section 2.1 of the Target Disclosure Schedule (each a "Subsidiary" and collectively the "Subsidiaries") and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements or any character relating to the issued or unissued capital stock or other securities or any such Subsidiary, or otherwise obligating Target or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

2.2 Capital Structure. The authorized capital stock of Target consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which there were issued and outstanding as of the close of business on the date hereof, 6,101,929 shares and 10,000,000 shares of Preferred Stock, par value $.01 per share, 2,000,000 of which have been designated as Series A Preferred Stock and none of which are issued or outstanding as of the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof other than pursuant to the exercise of options outstanding as of such date under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Section 2.2 of the Target Disclosure Schedule sets forth all of Target's security holders and the number of Target Capital Stock held by each of them. As of the close of business on the date hereof, Target has reserved (i) 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plan, of which 715,000 shares are subject to outstanding, unexercised options (511,000 of which are vested, or will become vested as a result of the Merger), no shares have been issued upon exercise of options and no shares are subject to outstanding stock purchase rights. Target will not issue or grant additional options under the Target Stock Option Plan. Except for (i) the rights created pursuant to this Agreement, (ii) the outstanding options under the Target Stock Option Plan and (iii) Target's right to repurchase any unvested shares under the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its securityholders and (ii) to the Target's knowledge, between or among any of Target's securityholders. The terms of the Target Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such options, the Target shareholders or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Acquiror. All outstanding shares of Common Stock were issued in compliance with all applicable federal and state securities laws.

2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, alter or materially delay any of the transactions contemplated by this Agreement.

2.4 Financial Statements. Target has delivered to Acquiror its audited financial statements on a consolidated basis as at and for the fiscal years ended December 31, 1996 and 1997, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the [nine]-month period ended September 30, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The
Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. There has been no change in Target's accounting policies except as described in the notes to the Financial Statements.

2.5 Absence of Certain Changes. Since September 30, 1998 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
(ii) any acquisition, sale or transfer of any material asset of Target or any of its Subsidiaries; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its Subsidiaries, or any material amendment or termination of, or default under, any material contract to which Target or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws, or equivalent organizational documents, of Target or any of its Subsidiaries; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target or any of its Subsidiaries to any of its directors or employees or (viii) any negotiation or agreement by Target or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent), including, without limitation, obligations under capital leases, accounts payable, accrued liabilities and income tax obligations, other than (i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of the Target Balance Sheet Date (the "Target Balance Sheet"), (ii) those set forth in Section 2.6 of the Target Disclosure Schedule which are incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those set forth in Section 2.6 of the Target Disclosure Schedule and incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

2.7 Litigation. Except as set forth in Section 2.7 of the Target Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Target or any of its Subsidiaries, or, to the knowledge of Target, any of its or its Subsidiaries, directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. The Target Disclosure Schedule also lists all litigation that Target has pending against other parties.

2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or any of its Subsidiaries or the conduct of business by Target or any of its Subsidiaries as currently conducted or as currently proposed to be conducted.

2.9 Governmental Authorization. Target and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of their businesses or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

2.10 Title to Property. Target and its Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet, and such properties and assets (real and personal), whether owned or leased, constitute all of the assets and properties necessary for the conduct of the businesses of Target and its Subsidiaries, as presently conducted and as presently proposed to be conducted. The plants, property and equipment of Target and its Subsidiaries that are used in the operations of their respective businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Section 2.10 of the Target Disclosure Schedule identifies each parcel of real property owned or leased by Target or any of its Subsidiaries.

2.11     Intellectual Property.

(a) Target and its subsidiaries own unencumbered, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the businesses of Target and its Subsidiaries. Neither Target nor any of its Subsidiaries has (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property.

(b) Section 2.11 of the Target Disclosure Schedule lists (i) all patents and patent applications and all trademarks, trade names and service marks, registered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any of its Subsidiaries is a party and pursuant to which Target or any of its Subsidiaries is authorized to use any third party patents, trademarks, trade secrets or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product or used in the performance of any Target services.

(c) To the knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its Subsidiaries or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its Subsidiaries by any third party, including any employee or former employee of Target or any of its Subsidiaries.

(d) Neither Target nor any of its Subsidiaries entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders issued to Target or any of its Subsidiaries by its customers arising in the ordinary course of business.

(e) Neither Target nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

(f) All patents, trademarks, service marks and copyrights held by Target or any of its Subsidiaries are valid and subsisting.

(g) Neither Target nor any of its Subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of its products infringes, or is alleged to infringe, any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(h) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

(i) Target has taken all necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information of Target and/or its Subsidiaries ("Target Confidential Information") by or to a third party has been pursuant to the terms of a written agreement between Target and such third party pursuant to which the third party undertakes to protect and not disclose Target Confidential Information. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information pursuant to which the third party undertakes to protect and not disclose Target Confidential Information, or is otherwise lawful.

2.12     Environmental Matters.
(a)      The following terms shall be defined as follows:

(i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

(ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

(iii) "Property" shall mean all real property leased or owned by Target either currently or in the past.

(iv) "Facilities" shall mean all buildings and improvements of Target on the Property of Target and its Subsidiaries.

(b) Target represents and warrants as follows: (i) to the knowledge of Target, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (ii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iii) no notices, administrative actions or suits are pending or, to the knowledge of Target, threatened against Target or any of its Subsidiaries relating to a violation of any Environmental and Safety Laws; (iv) Target has not been notified that it or any of its Subsidiaries is potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (v) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property the presence of which could reasonably be expected to result in a Material Adverse Effect on Target; (vi) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells the presence of which could reasonably be expected to result in a Material Adverse Effect on Target; (vii) there are no polychlorinated biphenyls
(PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million the presence of which could reasonably be expected to result in a Material Adverse Effect on Target; (viii) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities the presence of which could reasonably be expected to result in a Material Adverse Effect to Target; (ix) Target's and the Subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (x) Target and its Subsidiaries have all the permits and licenses required to be issued to it under Federal, State or local laws regarding Environmental and Safety Laws and is in full compliance with the terms and conditions of those permits.

2.13 Taxes. Target and its Subsidiaries and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Target is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Target has provided adequate accruals in accordance with generally accepted accounting principles in its Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of Target or its Subsidiaries is currently being asserted against Target or any of its Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its Subsidiaries being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes or any of its Subsidiaries granted by Target and currently in effect. Target and its Subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Target nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement nor does Target or any of its Subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and Returns required to be filed with respect to Taxes. Target and its Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

2.14     Employee Benefit Plans.

(a) Section 2.14 of the Target Disclosure Schedule lists, with respect to Target, any Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

(b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter, opinion, advisory or notification as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter, opinion, advisory or notification prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter, opinion, advisory or notification and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter, opinion, advisory or notification issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a). Target has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

(c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect;
(iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Target, and Target and each Subsidiary and ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target, any Subsidiary, or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan except as would not have in the aggregate a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

(d) With respect to each Target Employee Plan, Target and each of its Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that any such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target.

(e) The consummation of the transactions contemplated by this Agreement will not
(i) entitle any current or former employee or other service provider of Target, any Subsidiary or any ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Subsidiary or any other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

(g) Pension Plans. Neither Target nor any Subsidiary currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(h) Multiemployer Plans. Neither Target nor any Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target, or (ii) materially increase any benefits otherwise payable by Target or any Subsidiary or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.16 Employee Matters. Target and its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any material respect in any unfair labor practice. Target and its Subsidiaries have withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Target and its Subsidiaries are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Target, threatened, between Target or its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Target and its Subsidiaries are not parties to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or organize any such employees. To Target's knowledge, no employees of Target or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Target or any of its Subsidiaries because of the nature of the business conduced or presently proposed to be conducted by Target or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. No employees of Target or any of its Subsidiaries have given notice to Target or any of its Subsidiaries, nor is Target otherwise aware, that any such employee intends to terminate his or her employment with Target or any of its Subsidiaries.

2.17 Interested Party Transactions. Target and its Subsidiaries are not indebted to any of their respective directors, officers, employees or agents (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its Subsidiaries.

2.18 Insurance. Target has policies of insurance and bonds of the type and in amounts which Target believes are adequate given the business or assets of Target and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.19 Compliance With Laws. Target and its Subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

2.20 Minute Books. The minute books of Target made available to Acquiror and Acquisition Sub contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or Acquisition Sub or their respective legal counsel in connection with their legal and accounting review of Target.

2.22 Brokers' and Finders' Fees. Except as set forth in Section 2.22 of the Target Disclosure Schedule, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.23 Vote Required; Voting Agreements The affirmative vote of the holders of at least a majority of the shares of Target Capital Stock outstanding on the record date set for approval of the Merger is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby. Holders of the requisite number of shares necessary to approve the Merger have entered into Voting Agreements in the form attached hereto as Exhibit G (each, a "Voting Agreement") and have executed irrevocable proxies in the form of Exhibit A thereto (each, an "Irrevocable Proxy") to vote for approval of the Merger.

2.24 Board Approval. The Board of Directors of Target has unanimously (i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and the Merger.

2.25 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since September 30, 1998, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since the Balance Sheet Date, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of September 30, 1998, the inventory of Target in the distribution channel does not exceed an aggregate of $50,000 and Target has no commitments to purchase inventory in an amount that exceeds $50,000.

2.26 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

2.27 Customers and Suppliers. No customer which individually accounted for more than 1% of Target's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

2.28 Material Contracts.  Except for the material contracts described in Section
2.28 of the Target Disclosure Schedule (collectively, the "Material Contracts"), Target and its Subsidiaries are not parties to or bound by any material contract, including without limitation:

(a) any distributor, sales, advertising, agency or manufacturer's representative contract;

(b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

(c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

(d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

(e) any contract for capital expenditures in excess of $50,000 in the aggregate;

(f) any contract limiting the freedom of the Target or any of the Subsidiaries to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or requires Target or any of the Subsidiaries to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

(g) any contract pursuant to which the Target are any of the Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 over the life of the contract;

(h) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Internal Revenue Code; or

(i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

2.29 No Breach of Material Contracts. Target and its Subsidiaries have performed all of the obligations required to be performed by them and are entitled to all benefits under, and are not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or its Subsidiaries or, to Target's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Acquiror and Acquisition Sub.

2.30  Material  Third  Party  Consents.  Section  2.30 of the Target  Disclosure
Schedule includes every contract, agreement or purchase order which, if no novation occurs to make Acquiror a party thereto or if no consent to assignment is obtained, would have a material adverse effect on Acquiror's ability to operate Target's business in the same manner as the business was operated by Target prior to the Effective Time.

2.31 Export Control Laws. Target represents and warrants that it has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, Target represents and warrants that:

(a) Target has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

(b) Target is in compliance with the terms of all applicable export licenses or other approvals;

(c) There are no pending or threatened claims against Target with respect to such export licenses or other approvals;

(d) There are no actions, conditions or circumstances pertaining to Target's export transactions that may give rise to any future claims; and

(e) No consents or approvals for the transfer of export licenses to Acquiror or Acquisition Sub are required, or such consents and approvals can be obtained expeditiously without material cost.

2.32 Products. There are no known defects in the design or technology embodied in any product which Target or an of its subsidiaries markets or has marketed in the past that impair or are likely to impair the intended use of the product or injure any consumer of the product or third party, except that warranty claims may arise in the normal course of business for products shipped prior to the Effective Time in an aggregate amount of no more than the warranty reserves established on the Target Balance Sheet Date. Target and each of its subsidiaries have delivered to Acquiror and Acquisition Sub copies of their warranty policies and all outstanding warranties or guarantees relating to any of Target's or each of its Subsidiaries' product other than warranties or guarantees implied by law. Target is not aware of any claim asserting (a) any damage, loss or injury caused by any product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product of Target or any of its subsidiaries other than standard warranty obligations (to replace, repair or refund) made by Target or any of its Subsidiaries in the ordinary course of business, except for those claims that, if adversely determined against Target or any of its Subsidiaries, would not have a material and adverse effect on Target's or any of its Subsidiaries' business.

(b) None of the products and services sold, licensed, rendered, or otherwise provided by Target (or by any of its subsidiaries) in the conduct of their respective businesses will malfunction, will cease to function, will generate materially incorrect data or will produce materially incorrect results and will not cause any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving
(i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, causing a Material Adverse Effect on Target, its business or the property or business of any third parties using such products or services.

(c) Neither Target nor any subsidiary has made any other representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by Target (or by any of its subsidiaries) in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to product correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First
(21st) centuries, and (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

2.33 Product Releases. Target has provided Acquiror and Acquisition Sub a schedule of product releases, which schedule is attached hereto as Section 2.33 of the Target Disclosure Schedule. Target believes there is a reasonable basis for achieving the release of products on the schedule described in Section 2.33 of the Target Disclosure Schedule and is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

2.34 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.35 Securities Exempt from Registration. All of the outstanding shares of Target Capital Stock have been issued in transactions which are exempt from registration under the Securities Act.

2.36 Deposit Accounts. The location of each of Target's or its Subsidiaries' Deposit Accounts is set forth in Section 2.36 to the Target Disclosure Schedule.

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION SUB

                  Except as disclosed in a document of even date herewith and delivered by Acquiror and Acquisition Sub to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), and except with respect to the representations and warranties in Sections 3.2 and 3.9 as disclosed in a document to be dated and delivered by Acquiror and Acquisition Sub to Target no later than November 24, 1998, each of Acquiror and Acquisition Sub represents and warrants to Target as follows:

3.1 Organization, Standing and Power. Each of Acquiror and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Acquisition Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Each of Acquiror and Acquisition Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

3.2      Capital Structure.

(a) The authorized capital stock of Acquiror consists of 25,000,000 shares of Common Stock, $0.01 par value per share, and 4,000,000 shares of Preferred Stock, $.10 par value per share ("Acquiror Preferred Stock"). As of the close of business on November 6, 1998, (a) 8,198,779 shares of Common Stock were issued and outstanding, 1,370,865 shares were reserved for issuance pursuant to Acquiror's employee and director stock option plans (the "Acquiror Plans"), 2,474,226 shares were reserved for issuance upon conversion of shares of Acquiror Preferred Stock and exercise of outstanding warrants (the "Acquiror Warrants"), 1,513,885 shares were reserved for issuance under Acquiror's cable affiliates inventive program (the "Cable Incentive Program") and 1,217,322 shares were reserved for issuance pursuant to securities exercisable for, or convertible  into or  exchangeable  for  shares  of  Common  Stock  (other  than securities reserved for issuance pursuant to the Acquiror Plans or the Cable Incentive Program or upon conversion of the Acquiror Preferred Stock or exercise of the Acquiror Warrants). As of the Close of business on October 30, 1998, (a) Acquiror had designated 5,000 shares of Acquiror Preferred Stock as Series A
Convertible Preferred Stock, of which 3,100.78 shares were issued and outstanding; (b) Acquiror had designated 10,000 shares of Acquiror Preferred Stock as Series B Convertible Preferred Stock, of which 10,125 shares were issued and outstanding; (c) Acquiror had designated 7,500 shares of Acquiror Preferred Stock as Series C Convertible Preferred Stock, of which 7,531.25 shares were issued and outstanding; and Acquiror had designated 7,500 shares of Acquiror Preferred Stock as Series D Convertible Preferred Stock, of which no shares were issued and outstanding. Acquiror has agreed, pursuant to an agreement dated August 31, 1998, to issue 7,500 shares of Series D Convertible Preferred Stock (subject to certain conditions which may be waived by the purchasers) to RGC International Investors, LDC, an existing investor of the Company. All issued and outstanding shares have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger, including shares issuable on exercise of the options assumed by Acquiror under the Target Stock Option Plan, will be duly authorized, validly issued, fully paid, and non-assessable.

(b) The authorized capital stock of Acquisition Sub consists of 1,000 shares of Common Stock, $.0001 par value per share, all of which have been issued and are outstanding and owned by Acquiror as of the Effective Time, and no shares of preferred stock. There are no warrants or options or other securities outstanding which are exercisable or convertible into capital stock of Acquisition Sub. The outstanding shares of capital stock of Acquisition Sub are duly authorized, validly issued, fully paid and non-assessable.

3.3 Authority. Each of Acquiror and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Acquisition Sub. This Agreement has been duly executed and delivered by Acquiror and Acquisition Sub and constitutes the valid and binding obligation of Acquiror and Acquisition Sub. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Acquisition Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Acquisition Sub or their properties or assets, except where such conflict, violation or default would not have a Material Adverse Effect on Acquiror or Acquisition Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Acquisition Sub in connection with the execution and delivery of this Agreement by Acquiror or Acquisition Sub or the consummation by Acquiror or Acquisition Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates and board resolutions, as provided in
Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

3.4 SEC Documents; Financial Statements. Acquiror has made available to Target each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Acquiror since December 31, 1995, (collectively, the "Acquiror's SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror's SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror's SEC Documents filed prior to the Effective Time. As of their respective filing dates, the Acquiror's SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror's SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror's SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror's SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

3.5 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Balance Sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.
Acquisition Sub has not conducted any business to date and has no liabilities of any kind.

3.6 Broker's and Finders' Fees. Neither Acquiror nor Acquisition Sub has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.7 Board Approval. The Board of Directors of each of Acquiror and Acquisition Sub has approved this Agreement and the Merger. The approval of the shareholders of Acquiror for this Agreement and the Merger is not required. Acquiror, as the sole shareholder of Acquisition Sub, has approved this Agreement and the Merger.

3.8 Representations Complete. None of the representations or warranties made by Acquiror or Acquisition Sub herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Acquisition Sub pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.9 Absence of Certain Changes. Since June 30, 1998 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror or any of its subsidiaries; (iii) any material contract entered into by Acquiror or any of its subsidiaries, or any material amendment or termination of, or default under, any material contract to which Acquiror or any of its subsidiaries is a party or by which it is bound; or (iv) any agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (iii).

ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and
(ii) to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of business, and of any event which could have a Material Adverse Effect on Target.

                  Without limiting the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Target Disclosure Schedule or as expressly contemplated by this Agreement, Target and its Subsidiaries shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

(a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws or equivalent organizational documents;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

(c) Stock Option Plans, Etc. Accelerate, amend (except for the amendment required pursuant to Section 5.17) or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract commitment, amendment, modification or waiver be in excess of $50,000;

(e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

(f) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

(g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

(h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except for sales of products in the ordinary course;

(i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(j)      Leases.  Enter into any operating lease in excess of $20,000;

(k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $50,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

(l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

(m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

(o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director or increase the salaries or wage rates of its employees;

(p) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

(q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

(r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

(s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(t) Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

(u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

(v) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

Notwithstanding the foregoing subsections (a) through (v), Acquiror acknowledges that Target is currently negotiating to acquire Web Presence Providers, Inc., a California corporation. Acquiror expressly consents hereby to such acquisition and to certain other actions undertaken with respect thereto and waives any violation of clauses (d), (e), (j), (k), (o) and (r) of this Section 4.1 which would be caused thereby.

4.2 No Solicitation. Target and its Subsidiaries and the officers, directors, employees or other agents of Target and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 7.3(f)) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Target or any of its Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any person that has advised Target or any of its Subsidiaries that it may be considering making, or that has made, a Takeover Proposal. Target and its Subsidiaries shall not, and shall not permit any of their officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target or any of its Subsidiaries that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing.

ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1 Preparation of Information Statement. As soon as practicable after the execution of this Agreement, Acquiror shall prepare, with the cooperation of Target, an Information Statement for the shareholders of Target to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of the Parties agrees to provide promptly to the other Parties such information concerning its respective business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror and Acquisition Sub, and Acquiror and Acquisition Sub will promptly advise Target, in writing if at any time prior to the Effective Time either Target, Acquiror or Acquisition Sub shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror, Acquisition Sub or their affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

5.2 Meeting of Shareholders. Target shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to secure the written consent of a majority of its shareholders no later than December 18, 1998, including, if necessary, calling a special meeting of the Target shareholders for that purpose. Target shall use its best efforts to solicit from shareholders of Target consents in favor of the Merger and shall take all other action necessary or advisable to secure the consent of shareholders required to effect the Merger.

5.3      Access to Information.

(a) In accordance with Section 6.3(m), Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records and personnel (as reasonably necessary) for the purpose of conducting a legal review and, if necessary, an environmental and real estate audit, (ii) senior management of Target for the purpose of preparing a business plan, and
(iii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Notwithstanding the foregoing, Acquiror agrees not to contact any customer of Target without the prior consent of Target. At any time prior to Closing, Acquiror and Acquisition Sub shall afford Target access rights to conduct legal and financial due diligence on Acquiror and Acquisition Sub on a basis similar to Acquiror's rights as stated above.

(b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c) No information or knowledge  obtained in any investigation  pursuant to this
Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed the Letter of Intent and the Letter of Amendment, each of which includes certain non-disclosure provisions (the "Confidentiality Provisions"), which Confidentiality Provisions shall continue in full force and effect in accordance with their terms after the date hereof.

5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

5.6      Consents; Cooperation.

(a) Each of the Parties shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with all proceedings under or relating to any federal or state antitrust or fair trade law.

(b) Each of the Parties shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws" and individually, an "Antitrust Law"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Parties shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement the Parties decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror and Acquisition Sub shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) December 15,1998 or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction.

(c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or the Surviving Corporation, after the Effective Time, or (ii) Target shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

5.7 Shareholder Agreements; Accredited Investors. Target shall use its best efforts to deliver or cause to be delivered to Acquiror, from each of the Target Shareholders who has not executed a Voting Agreement (and in each case at least three (3) days prior to the Effective Time), an executed Shareholder Agreement in the form attached hereto as Exhibit H (each, a "Shareholder Agreement"). Target shall take such actions as are necessary to ensure that no more than 35 Target Shareholders are unaccredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, including, without limitation, if necessary, purchasing for cash or other consideration any options to purchase Target Capital Stock held by unaccredited Target Shareholders which are currently vested or will become vested as a result of the Merger such that the holders of such options would not be entitled to receive shares of Acquiror Common Stock as a result of the Merger.

5.8 Legal Requirements. Each of the Parties will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.9 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

5.10 Escrow Agreement. If the Cash Option is exercised prior to the Option Expiration Time, on or before the Effective Time, the Cash Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) will execute the Cash Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as Exhibit E (the "Cash Escrow Agreement").

5.11 Registration Rights. The Target Stockholders shall have the right to become a party to a Registration Agreement in the form attached hereto as Exhibit F.

5.12 Employees. Acquiror shall have no obligation to make an offer of employment to any employee of Target except Bruce Meachim and Christine Raines.

5.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expenses incurred by Target in excess of $100,000 for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors, accountants, purchaser representatives, and any person acting in the capacity of Shareholders Agent, if any, shall remain an obligation of the Target Shareholders. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target Shareholders at Acquiror's request, constitute "Acquiror Damages" recoverable under the Escrow Agreement and such Acquiror Damages shall not be subject to the Escrow Basket.

5.14 Security Agreement. If the Cash Option is not exercised prior to the Option Expiration Time, on or before the Effective Time, Acquiror shall cause the Surviving Corporation to execute the Security Agreement in form and substance substantially similar to Exhibit D, provided that such agreement be subject to further negotiation by the parties regarding provisions respecting guarantor waivers, remedies upon default, loss payee status under insurance policies, other non-material provisions and such other provisions (material or otherwise) as may be proposed by and run in favor of Acquiror or the Surviving Corporation and be consented to by Target, which consent shall not be unreasonably withheld (the "Security Agreement") immediately following the Effective Time.

5.15 Reasonable Efforts and Further Assurances. Each of the Parties shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.16 Assumption of Certain Personal Guarantees. Acquiror shall take such steps as shall be necessary to guarantee payment of certain debt (both principal and accrued interest) incurred by Target pursuant to the instruments set forth on
Schedule 5.16 hereto (the "Guaranteed Debt"), including, without limitation, executing written guarantees containing commercially reasonable terms in favor of the holders of such debt evidencing the same, and shall use its reasonable best efforts to obtain a novation for Bruce Meachim and Christine Raines with respect to any personal guarantees they have previously signed guaranteeing the Guaranteed Debt.



ARTICLE VI

                            CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

(b) Governmental Approval. Each of the Parties and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws.

6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

(a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Acquiror and Acquisition Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, other than the representations of Acquiror set forth in Section 3.2 with respect to outstanding capital stock and rights to acquire capital stock, which is subject to change after the date hereof, and (ii) Acquiror and Acquisition Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

(b) Certificates of Acquiror and Acquisition Sub. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer and a certificate executed on behalf of Acquisition Sub by its President certifying that the conditions set forth in Section 6.2(a) shall have been fulfilled.

(c) Certificates of Good Standing. Acquiror shall, immediately prior to the closing date, provide Target with a Certificate of Good Standing from the Secretary of State of New York as to Acquiror's corporate good standing. Acquisition Sub shall, immediately prior to the Closing Date, provide Target with a certificate of the Secretary of State of Delaware as to Acquisition Sub's corporate good standing and payment of all applicable taxes.

(d) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form of Exhibit I hereto, subject to further negotiation with respect to the opinions regarding the establishment of a security interest in the assets of the Surviving Corporation in favor of the Target Shareholders and regarding further qualifications and exceptions customary in legal opinions of counsel to the acquiring company in similar transactions.

(e) Guaranteed Debt. Acquiror shall have guaranteed payment of the Guaranteed Debt.

(f) No Material Adverse Changes. Since the date hereof, there shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror.

(g) Employment and Non-Competition Agreements. Acquiror shall have executed an Employment and Non-Competition Agreement with each of Bruce Meachim and Christine Raines, which provides for each to receive a salary of at least
$125,000 per year and a bonus and severance terms commensurate with other employees of Acquiror with similar positions and responsibilities and contains additional terms that are mutually agreeable between such persons and Acquiror (each, an "Employment Agreement").

(h) Cash Escrow Agreement. If the Cash Option is exercised prior to the Option Expiration Time, Acquiror and the Cash Escrow Agent shall have entered into the Cash Escrow Agreement.

6.3 Additional Conditions to the Obligations of Acquiror. The obligation of Acquiror and Acquisition Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

(a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule dated the date of this Agreement (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, without giving effect to any supplement or amendment to the Target Disclosure Schedule, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

(b) Certificate of Target. Acquiror and Acquisition Sub shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer certifying that the conditions set forth in Sections 6.3(a) have been fulfilled and certifying to the Net Asset Value of Target on the Closing Date.

(c) Third Party Consents. Acquiror and Acquisition Sub shall have been furnished with evidence satisfactory to them of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth in Section 2.31 of the Target Disclosure Schedule hereto.

(d) Legal Opinion. Acquiror and Acquisition Sub shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit J, subject to further negotiation regarding opinions concerning subsidiaries of Target and regarding qualifications and exceptions customary in legal opinions of counsel to the target company in similar transactions.

(e) No Material Adverse Changes. Since the date hereof there shall not have occurred any material adverse change in the condition, (financial or otherwise) properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

(f) Voting Agreements. Acquiror shall have received from holders representing the minimum number of shares of Target Capital Stock necessary to approve the Merger executed Voting Agreements dated concurrently herewith.

(g) Accredited Investors; Registration Exemption. Not more than 35 Target Shareholders shall be unaccredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The issuance of Acquiror Common Stock under any provision of this Agreement shall be exempt under Section 4(2) of the Securities Act from the registration requirements thereof.

(h) Resignation of Directors and Officers. The directors and officers of Target in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Target effective as of the Effective Time.

(i) Employment and Non-Competition Agreements. Each of Bruce Meachim and Christine Raines shall have accepted employment with Acquiror and shall have entered into an Employment Agreement with Acquiror.

(j) Cash Escrow Agreement. If the Cash Option is exercised prior to the Option Expiration Time, the Cash Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) shall have entered into the Cash Escrow Agreement.

(k) Certificates of Good Standing. Target shall provide Acquiror and Acquisition Sub a certificate from the Secretary of State of Delaware and the Franchise Tax Board of Delaware as to Target's corporate good standing and payment of all applicable taxes.

(l) Termination of Pension Plan. If required by Acquiror in writing, Target shall, immediately prior to the Closing Date, terminate the Target 401(k) Plan (the "Plan") and no further contributions shall be made to the Plan. Target shall provide to Acquiror (i) executed resolutions by the Board of Directors of Target authorizing the termination and (ii) an executed amendment to the Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the Plan will be maintained at the time of termination.

(m) Due Diligence. Acquiror shall have completed to its satisfaction a due diligence review of the financial and legal information delivered to Acquiror by Target and such review shall not have disclosed a material item which has not previously been disclosed to Acquiror. Such due diligence review shall be conducted entirely at Acquiror's expense.

(n) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of Target Common Stock, as determined on a fully-diluted basis.

ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

(a)      by mutual consent of the Parties;

(b) by any Party, if the Closing shall not have occurred on or before 6:00 p.m. San Francisco Time December 18, 1998 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

(c) by Acquiror, if (i) Target shall breach any of its representations, warranties, obligations or agreements hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror or Acquisition Sub is at that time in breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold a shareholders meeting or secure the requisite shareholder consent to approve the Merger and this Agreement by December 18, 1998;

(d) by Target, if either Acquiror or Acquisition Sub shall breach any of its representations, warranties, obligations or agreements hereunder and such breach shall not have been cured within ten (10) business days following receipt by Acquiror and Acquisition Sub of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in breach of this Agreement;

(e) by Acquiror, if a Trigger Event (as defined in Section 7.3(e)) or Takeover Proposal shall have occurred and the Board of Directors of Target in connection therewith, does not within five (5) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby and (ii) reject such Takeover Proposal or Trigger Event; or

(f) by any Party, if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote or consent.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party or its respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a Party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

7.3      Expenses and Termination Fees.

(a) Subject to Sections 5.13, 7.3(b), 7.3(c) and 7.3(d), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b) In the event that (i) Acquiror shall  terminate  this Agreement  pursuant to
Section 7.1(e), (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(ii), (iii) any Party shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the shareholders of Target to approve this Agreement and, prior to the time of the meeting or written consent of Target's shareholders, there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal which at the time of the meeting or written consent of Target's shareholders shall not have been rejected by Target, or (iv) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(i) or (iii), due in whole or in part to any failure by Target to use its best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which shall not have been rejected by Target, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of its advisors, accountants and legal counsel), and, in addition to any other remedies Acquiror may have, Target shall promptly pay to Acquiror the sum of $5,000,000.

(c) In the event that (i) Acquiror shall  terminate  this Agreement  pursuant to
Section 7.1(c)(i) or (iii) under circumstances not described in Section 7.3(b)(iv) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(f)(ii) under circumstances not described in Section 7.3(b)(iii), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of its advisors, accountants and legal counsel); and, in the event any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(g)) within twelve months of the later of (x) the termination of this Agreement pursuant to Sections 7.1(c), 7.1(e) or Section 7.1(f)(ii) and (y) the payment of the above-described expenses, Target shall promptly pay to Acquiror the additional sum of $5,000,000.

(d) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d) Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of its advisors, accountants and legal counsel).

(e) As used herein, a "Trigger Event" shall occur if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder, but excluding Acquiror) acquires securities representing 10% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 10% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 10% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

(f) For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of Target Capital Stock (excluding shares held by Acquiror), or a significant portion of the assets of, Target other than the transactions contemplated by this Agreement.

(g) For purposes of Section 7.3(c) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target (excluding shares held by Acquiror), or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target and (B) "consummation" of a Trigger Event shall occur on the date any Person (other than any shareholder which currently owns 10% or more of the outstanding shares of Target Capital Stock including Acquiror) or any of its affiliates or associates would beneficially own securities representing 10% or more of the voting power of Target, following a tender or exchange offer.

7.4 Amendment. The boards of directors of the Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received in exchange for the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Target Capital Stock.

7.5 Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII

                                 INDEMNIFICATION

8.1      Indemnification.

(a) Subject to the limitations set forth in this Article VIII, the Target Shareholders will indemnify and hold harmless Acquiror and the Surviving Corporation and their respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Acquiror Indemnified Person" and collectively as "Acquiror Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions and causes of action, including, without limitation, reasonable legal fees ("Legal Fees"), net of any tax benefit received by Acquiror as a result of such damages, recoveries by Acquiror or the Surviving Corporation under existing insurance policies or indemnities from third parties or, in the case of third party claims, by any amount actually recovered by Acquiror or the Surviving Corporation pursuant to counterclaims made by Acquiror or the Surviving Corporation directly relating to the facts giving rise to such third party claims (collectively, "Acquiror
Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any Exhibit or schedule to this Agreement. Acquiror and Target each acknowledge that Acquiror Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total consideration Acquiror would have agreed to pay in connection with the Merger. Nothing in this Agreement shall limit the liability of any Target Shareholder in connection with any breach by such shareholder of a Shareholder Agreement, Voting Agreement or Irrevocable Proxy.

(b) If the Cash Option is exercised, the Cash Escrow Fund shall act as security for the indemnification obligations of the Target Shareholders pursuant to
Section 8.1(a). If the Cash Option is not exercised, the Future Compensation shall act as security for the indemnification obligations of the Target
Shareholders pursuant to Section 8.1(a). The liability of the Target Shareholders to the Acquiror Indemnified Persons for the indemnification obligations of Section 8.1(a) shall terminate at the end of the Indemnification Period, provided, that notwithstanding the foregoing limitation, such liability shall extend to claims made during the indemnification period which are unresolved at the expiration thereof and to Legal Fees arising therefrom, including those Legal Fees incurred after the expiration of the Indemnification Period. (c) Subject to the limitations set forth in this Article VIII, Acquiror will indemnify and hold harmless the Target Shareholders from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions and causes of action, including, without limitation, reasonable legal fees, net of any tax benefit received by the Target Shareholders as a result of such damages ("Target Damages"), arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror or Acquisition
Sub in this Agreement, the Acquiror Disclosure Schedule or any exhibit or schedule to this Agreement.

(d) The liability of Acquiror to the Target Shareholders for the indemnification obligations of Section 8.2(c) shall terminate at the end of the Indemnification Period, provided, that notwithstanding the foregoing limitation, such liability shall extend to claims made during the Indemnification Period which are unresolved at the expiration thereof and to Legal Fees arising therefrom, including those Legal Fees incurred after the expiration of the Indemnification Period.

(e) Claims for indemnity made by an Acquiror Indemnified Person pursuant to this
Article VIII or otherwise pursuant to this Agreement, other than claims for compensation for Acquiror Damages which are caused by a breach of the representations of Target made in Section 2.11(a), (b), (c), (d), (e), (g), (h) or (i) (collectively, the "Key Intellectual Property Representations"), shall be limited to $1,000,000. Claims for compensation for Acquiror Damages which are caused by a breach of the Key Intellectual Property Representations shall be limited to (i) if the Cash Option is exercised, the amount of the Cash Escrow Fund, and (ii) if the Cash Option is not exercised, offsets against payment of the Future Compensation. All claims for indemnification pursuant to this Article VIII or otherwise shall be brought and recovered by Acquiror Indemnified Persons solely by delivery of cash from the Cash Escrow Fund or by offset from the Future Compensation, as the case may be. Acquiror and the Surviving Corporation acknowledge and agree that any delivery of cash from the Cash Escrow Fund or offset from the Future Compensation to satisfy a claim for indemnification pursuant to this Article VIII shall be done so as to reduce each Target Shareholder's interest in the Cash Escrow Fund or the Future Compensation in a pro rata manner based on the Target Shareholder's respective ownership interests in the Cash Escrow Fund or the Future Compensation.

(f) The consideration by Acquiror to be paid to Target Shareholders to acquire the capital stock of Target has been established by the parties hereto based on the allocation of risk and rights of recovery hereunder.

(g) Acquiror has had an opportunity to do due diligence of Target and, accordingly, has agreed to limit its right to recourse as set forth in this
Article VIII. Except for claims based upon breaches of a Shareholder Agreement, a Voting Agreement or an Irrevocable Proxy, no Acquiror Indemnified Person shall have a claim or cause of action, whether in contract, tort, under statute or otherwise, for monetary damages arising out of, or relating to, this Agreement, the representations and warranties herein or any of the transactions contemplated hereby apart from the right to indemnification pursuant to Article VIII hereof. Without limiting the generality of the foregoing, Acquiror Indemnified Persons shall not have any recourse against any Target Shareholder individually, or any Target Shareholder assets or property, for claims for indemnification pursuant to this Article VIII, except for offset against the Cash Escrow Fund or the Future Compensation, as the case may be.

(h) Target has had an opportunity to do due diligence of Acquiror and Acquisition Sub and, accordingly, has agreed to limit its right to recourse as set forth in this Article VIII. Except for claims based upon breaches of the Promissory Notes, the Security Agreement, the Cash Escrow Agreement or the Registration Rights Agreement, no Target Shareholder shall have a claim or cause of action, whether in contract, tort, under statute or otherwise, for monetary damages arising out of, or relating to, this Agreement, the representations and warranties herein or any of the transactions contemplated hereby apart from the right to indemnification pursuant to Article VIII hereof.

8.2 Damage Threshold. Notwithstanding the foregoing, Acquiror may not offset payment of any Future Compensation or receive any distribution from the Cash Escrow Fund unless and until an Acquiror Officer's Certificate or Certificates (as defined in Section 8.6 below) identifying Acquiror Damages the aggregate amount of which exceeds $50,000 have been delivered to the Shareholders Agent and/or the Cash Escrow Agent as provided in Section 8.6 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall offset payment of Future Compensation or receive a distribution of Escrow Cash equal in value to the full amount of Acquiror Damages; provided, that (a) in no event shall an the Acquiror Indemnified Persons receive more than $1,000,000 in Escrow Cash or in offsets to Future Compensation for claims which are not related, directly or indirectly, to the Key Intellectual Property Representations, and (b) in no event shall the Acquiror Indemnified Persons receive more than the amount of Escrow Cash originally placed in the Cash Escrow Fund. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant shall be disregarded.

(b) Notwithstanding the foregoing, the Shareholder's Agent may not make any claim of Target Damages against Acquiror unless and until a Target Officer's Certificate or Certificates (as defined in Section 8.6 below) identifying Target Damages the aggregate amount of which exceeds $50,000 have been delivered to Acquiror as provided in Section 8.6 below and such amount is determined pursuant to this Article VIII to be payable.

8.3 Right of Offset. If the Cash Option is not exercised, notwithstanding any other provision of this Agreement, the Letter of Intent or any collateral agreement to the contrary, Acquiror shall have the right to offset any portion of Future Compensation which has not yet been paid as compensation for the indemnification obligations of Target. In exercising this right, Acquiror may offset claims against any combination of the Promissory Notes, the Additional Stock and the Anniversary Stock, the choice of which shall be at Acquiror's sole discretion so long as the aggregate amount so offset does not exceed the amount for which Target is liable in indemnification. If Acquiror chooses to offset amounts owing under the Promissory Notes, Acquiror shall have the additional right to direct the Exchange Agent to make offsetting notations thereto as evidence of such offset, and any such notations shall be prima facie evidence of the amounts still owing thereunder. Notwithstanding the previous sentence, Acquiror's records with respect to any offsets made to the Promissory Notes shall be prima facie evidence of the amount still owing thereunder. If Acquiror chooses to offset any shares of Additional Stock or Anniversary Stock otherwise issuable, such shares shall be valued at the average closing price for Acquiror Common Stock for the 15 days immediately preceding the first anniversary of the Closing Date.

(b) If a claim of Target  Damages is upheld  pursuant to the  provisions of this
Article VIII, the Target Shareholders shall have the right to offset any Target Damages payable therefrom against any Acquiror Damages payable by the Target Shareholders and shall have the right to direct Acquiror to direct the Exchange Agent to remove any offsetting notations to the Promissory Notes previously made equal in amount to the amount of Target Damages owed by Acquiror or Acquisition Sub, provided, that under no circumstances may the total amount owing under the Promissory Notes be increased beyond the original principal amount thereof, plus accrued interest.

8.4 Cash Escrow Fund. If the Cash Option is exercised, as soon as practicable after the Effective Time, Acquiror shall deposit the Escrow Cash with State Street Bank and Trust Company of California, N.A. (or other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Cash Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the cash escrow fund (the "Cash Escrow Fund") and to be governed by the terms set forth herein and in the Cash Escrow Agreement.

8.5 Indemnification Period. The indemnification period shall terminate at the one year anniversary of the Effective Time (the "Indemnification Period"); provided, that, as applicable, a portion of Escrow Cash shall remain in the Cash Escrow Fund or a portion of Future Compensation shall remain unpaid, which in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and any subsequent arbitration of the matter in the manner provided in Section 8.8 hereof, is necessary to satisfy any unsatisfied claims specified in any Acquiror Officer's Certificate theretofore delivered to the Cash Escrow Agent and/or the Shareholders Agent (as defined in Section 8.9 below) prior to termination of the Indemnification Period with respect to facts and circumstances existing prior to expiration of the Indemnification Period, until such claims have been resolved.

8.6      Damage Claims.

(a)      Acquiror Damages

(A) If the Cash Option was exercised, Acquiror shall make a claim of Acquiror Damages by submitting a certificate to the Cash Escrow Agent, on or before the last day of the Indemnification Period, signed by any officer of Acquiror (an "Acquiror Officer's Certificate"):

(i) stating that, Acquiror Damages exist in an aggregate amount greater than $50,000, and

(ii) specifying in reasonable detail the individual items of such Acquiror Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

At the time of delivery of any Acquiror Officer's Certificate to the Cash Escrow Agent, a duplicate copy of such Acquiror Officer's Certificate shall be delivered to the Shareholders' Agent. Upon receipt of an Acquiror Officer's Certificate, the Cash Escrow Agent shall, subject to the provisions of Section
8.7 and 8.8 below, deliver to Acquiror out of the Cash Escrow Fund, as promptly as practicable, Escrow Cash or other assets held in the Cash Escrow Fund having a value equal to such Acquiror Damages.

(B) If the Cash Option was not exercised, Acquiror shall make a claim of Acquiror Damages by submitting an Acquiror Officer's Certificate, in the form specified above, on or before the last day of the Indemnification Period, directly to the Shareholders' Agent. Subject to the provisions of Section 8.7 and 8.8 below, following the delivery of such Acquiror Officer's Certificate, Acquiror shall have the right to offset any payment of Future Compensation having a value equal to such Acquiror Damages and, if such offset is made against the amounts payable under either or both of the Promissory Notes, to direct the Exchange Agent to make a notation thereto evidencing such offset.

(b) Target Damages. The Shareholders' Agent shall make a claim of Target Damages on behalf of the Target Shareholders by submitting a certificate to the Cash Escrow Agent, on or before the last day of the Indemnification Period, signed by any officer of Acquiror (a "Target Officer's Certificate"):

(i) stating that, Target Damages exist in an aggregate amount greater than $50,000, and

(ii) specifying in reasonable detail the individual items of such Target Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                               Only the Shareholders'  Agent may make a claim of
Target Damages on behalf of the Target Shareholders.
Subject to the provisions of Sections 8.7 and 8.8 below, following the delivery of such Target Officer's Certificate, the Target Shareholders shall have the right to reverse any previous or subsequent offset by Acquiror resulting from Acquiror Damages having a value equal to such Target Damages and, if such reversal is made to an offset of the amount payable under either or both of the Promissory Notes, to direct Acquiror to direct the Exchange Agent to make a notation thereto evidencing such reversal.

8.7 Objections to Claims. For a period of forty-five (45) days after delivery of any Acquiror Officer's Certificate to the Shareholders' Agent, the Cash Escrow Agent shall make no delivery of Escrow Cash and Acquiror shall not withhold any payment of Future Compensation or direct the Exchange Agent to make any offsetting notation to the Promissory Notes unless the Cash Escrow Agent or Acquiror shall have received written authorization from the Shareholders' Agent to make such delivery or notation. After the expiration of such forty-five (45) day period, the Cash Escrow Agent shall make delivery of Escrow Cash or Acquiror shall receive an offset to the Future Compensation not yet paid and, if appropriate, direct the Exchange Agent to make any appropriate offsetting notations to the Promissory Notes, provided, that no such delivery, offset or notation may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Acquiror Officer's Certificate, and such statement shall have been delivered to the Cash Escrow Agent (if any) or to Acquiror prior to the expiration of such forty-five (45) day period.

(b) If Acquiror does not dispute a Target Officers' Certificate delivered by the Shareholder's Agent, Acquiror shall direct the Exchange Agent to immediately reverse any offsetting notations made to the Promissory Notes equal in amount to the amount of Target Damages claimed in such Target Officer's Certificate or shall deduct from a pending offset of Future Compensation or delivery of Escrow Cash the amount of such Target Damages.

8.8      Resolution of Conflicts; Arbitration.

(a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Acquiror Officer's Certificate, Acquiror shall have forty-five (45) days after receipt by the Cash Escrow Agent (if any) or Acquiror of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. In case Acquiror shall so object in writing to any claim or claims by the Shareholders' Agent made in any Target Officer's Certificate, the Shareholders' Agent shall have forty-five (45) days after receipt by the Shareholders' Agent of an objection by Acquiror to respond in a written statement to the objection of Acquiror.

(b) If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Cash Escrow Agent or Acquiror shall be entitled to rely on any such memorandum and shall deliver the Escrow Cash, offset payments of Future Compensation or direct the Exchange Agent to make or reverse offsetting notations to the Promissory Notes in accordance with the terms thereof. With respect to the making of notations to the Promissory Notes, the Exchange Agent shall also be entitled to rely on any such memorandum.

(c) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in an Acquiror Officer's Certificate or a Target Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Sections 8.6 or 8.7 hereof, the Cash Escrow Agent and Acquiror shall be entitled to act in accordance with such decision and (as applicable) make or withhold payments out of the Cash Escrow Fund, payments of Future Compensation or direct the Exchange Agent to make offsetting notations to the Promissory Notes in accordance therewith. With respect to the making of notations to the Promissory Notes, the Exchange Agent shall also be entitled to rely on any such decision.

(d) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8(d), in any arbitration hereunder in which any claim or the amount thereof stated in an Acquiror Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target Shareholders shall be deemed to be the Non-Prevailing Party. For purposes of this Section 8.8(d), in any arbitration hereunder in which any claim or the amount thereof stated in a Target Officer's Certificate is at issue, the Target Shareholders shall be deemed to be the Non-Prevailing Party unless the arbitrators award the Target Shareholders more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Acquiror shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

8.9      Shareholders' Agent.

(a) Prior to the Closing, the holders of a majority of shares of Target Capital Stock (as determined on a fully-diluted basis) shall constitute and appoint an agent ("Shareholders' Agent") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of Escrow Cash from the Cash Escrow Fund in satisfaction of claims made by Acquiror, to object to such deliveries, to authorize Acquiror to withhold payment of Future Compensation or to direct the Exchange Agent to make offsetting notations to the Promissory Notes in satisfaction of claims made by Acquiror, to object to such withholding or notations, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to make claims against Acquiror or Acquisition Sub on behalf of the Target
Shareholders of Target Damages, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. In addition to the foregoing, the Shareholders' Agent shall exercise such powers and perform such duties under the Cash Escrow Agreement, the Promissory Notes and the Security Agreement (to the extent that such instruments or agreements are executed or entered into) (collectively, the "Agency Agreements" and individually, an "Agency Agreement") as are delegated to the Shareholders' Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The rights of each Target Shareholder under the Agency Agreements shall be exercised only through and by the Shareholders' Agent and may not be exercised by a Target Shareholder in his, her or its individual capacity.

(b) The Shareholders' Agent may be replaced by the holders of a majority in interest of Target Common Stock as of the Effective Time from time to time upon not less than 10 days' prior written notice to Acquiror; provided, however, that the Shareholders' Agent may not be replaced by a person or entity who is not a Target Shareholder without the prior written consent of Maker. No bond shall be required of the Shareholders' Agent. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target Shareholders.

(c) The Shareholders' Agent shall not be liable for any act done or omitted hereunder or under any Agency Agreement as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder or under any Agency Agreement. The duties and obligations of the Shareholders' Agent hereunder or under the Agency Agreements shall be strictly limited to those expressly provided for hereunder or in an applicable Agency Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Article VIII or into an Agency Agreement or otherwise exist against the Shareholders' Agent. As to any matters not expressly provided for by an applicable Agency Agreement (including enforcement or collection hereunder or under an Agency Agreement), the Shareholders' Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of a majority in interest of Target Capital Stock, and such instructions shall be binding upon all Target Shareholders; provided, however, that the Shareholders' Agent shall not in any event be required to take any action which exposes the Shareholders' Agent to liability or which is contrary to this Article VIII, an applicable Agency Agreement or applicable law. Nothing in Article VIII or any Agency Agreement shall, or shall be construed to, constitute the Shareholders' Agent a trustee or fiduciary for any Target Shareholder. In performing its functions and duties under Article VIII or an Agency Agreement, the Shareholders' Agent shall act solely as the agent of the Target Shareholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Acquiror or Acquisition Sub. Without limiting the generality of the foregoing, the use of the term "agent" in this Article VIII and the Agency Agreements with reference to the Shareholders' Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Shareholders' Agent shall not be held individually liable to any of the Shareholders, the Acquiror or the Surviving Corporation, or their respective affiliates, or any other person with respect to any action taken or omitted to be taken by the Shareholders' Agent under or in connection with the Acquisition Agreement or any of the Agency Agreements unless such action or omission results from or arises out of gross negligence, fraud or willful misconduct on the part of the Shareholders' Agent."

(d) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder or under any Agency Agreement, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

8.10 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target Shareholders and shall be final, binding and conclusive upon each such Target Shareholder, and Acquiror, the Cash Escrow Agent (if any) and the Exchange Agent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target Shareholder. Acquiror, the Cash Escrow Agent (if any) and the Exchange Agent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent. Without limitation of the generality of the foregoing, Acquiror, the Cash Escrow Agent (if any) and the Exchange Agent (i) may treat the Shareholders' Agent as the agent for the Target Shareholders for all purposes hereof and the Agency Agreements and (ii) shall incur no liability to any Target Shareholder under or in respect of this Article VIII or any Agency Agreement by acting upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the Shareholders' Agent or by acting upon any representation or warranty made or deemed to be made hereunder or under any Agency Agreement.

8.11 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Future
Compensation or the Cash Escrow Fund, Acquiror shall promptly notify the Shareholders' Agent (and the Cash Escrow Agent, if any) of such claim, and the Shareholders' Agent and the Target Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld.

ARTICLE IX

                               GENERAL PROVISIONS

9.1 Non-Survival at Effective Time. The representations and warranties set forth in Articles II and III will survive until the expiration of the Indemnification Period. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (Shareholder Agreements), 5.11 (Registration Rights),
5.15 (Reasonable Efforts and Further Assurances),  7.3 (Expenses and Termination
Fees), 7.4 (Amendment), Article VIII and this Article IX shall survive the Effective Date and the Closing.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given the same day if delivered personally or one business day after being sent by a reputable overnight courier service (by overnight delivery) or via facsimile (with confirmation of receipt), or three business days after being sent by registered or certified mail (return receipt requested postage prepaid) to the Parties at the following address (or at such other address for a Party as shall be specified by like notice):

(a)      if to Acquiror, to:

                                    SoftNet Systems, Inc.
                                    520 Logue Avenue
                                    Mountain View, CA  94043-4045
                                    Attention:   Steven M. Harris,
                                                 Vice President, General
                                                 Counsel and Secretary
                                    Facsimile No.:  (650) 962-7488
                                    Telephone No.:  (650) 962-7473

                                with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    2200 Geng Road
                                    Two Embarcadero Place
                                    Palo Alto, CA  94303
                                    Attention:       Thomas W. Kellerman
                                    Facsimile No.: (650) 496-2885
                                    Telephone No.: (650) 424-0160

(b)      if to Acquisition Sub, to:

                                    SoftNet Acquisitions, Inc.
                                    520 Logue Avenue
                                    Mountain View, CA  94043-4045
                                    Attention:   Steven M. Harris,
                                                 Vice President, General
                                                 Counsel and Secretary
                                    Facsimile No.: (650) 962-7488
                                    Telephone No.: (650) 962-7473

                                with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    2200 Geng Road
                                    Two Embarcadero Place
                                    Palo Alto, CA  94303
                                    Attention:   Thomas W. Kellerman
                                    Facsimile No.: (650) 496-2885
                                    Telephone No.: (650) 424-0160

(c)      if to Target, to:

                                    Intelligent Communications, Inc.
                                    103 Hammond Avenue
                                    Fremont, CA 94539
                                    Attention:   Bruce C. Meachim,
                                                 Chief Executive Officer
                                    Facsimile No.: (510) 353-0111
                                    Telephone No.: (510) 353-0109

                                with a copy to:

                                    Graham & James
                                    One Maritime Plaza, Suite 300
                                    San Francisco, CA 94111
                                    Attention:   David M. Niebauer
                                    Facsimile No.: (415) 351-2493
                                    Telephone No.: (415) 954-0200

9.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 22, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule
(a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including, without limitation, the Letter of Intent and the Letter of Amendment), except for (i) the Confidentiality Provisions, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with their terms and (ii) the Cash Option, which shall continue in full force and effect until the Option Expiration Time, (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6, 1.7, 1.9-1.11, 5.13 and 5.16; and (2) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without reference to such state's principles of conflicts of law. Except for the application of the arbitration provisions set forth in Section 8.8, each of the Parties irrevocably consents to the exclusive jurisdiction of any court located within the County of Santa Clara, State of California, or with respect to causes of action arising under the federal laws of the United States of America, to the exclusive jurisdiction of the United States District Court for the Northern District of California (the "Northern District") in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and further agrees that process may be served upon them in any manner authorized by the laws of the State of California (or the local rules of the Northern District, as applicable) for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, Target, Acquiror and Acquisition Sub have caused this Agreement and Plan of Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                               INTELLIGENT COMMUNICATIONS, INC.


                               By:   /s/ Christine A. Raines
                                     ----------------------------
                                     Christine A. Raines
                                     President


                               SOFTNET SYSTEMS, INC.


                               By:   /s/ Dr. Lawrence B. Brilliant
                                     -----------------------------
                                     Dr. Lawrence B. Brilliant
                                     President and Chief Executive Officer


                               SOFTNET ACQUISITIONS, INC.


                               By:   /s/ Dr. Lawrence B. Brilliant
                                     -----------------------------
                                     Dr. Lawrence B. Brilliant
                                     President

                                TABLE OF CONTENTS
                                   (continued)



                                TABLE OF CONTENTS
                                   (continued)


                                    SCHEDULES

                  Acquiror Disclosure Schedule

                      Section 3.2           Capital Structure
                      Section 3.4           SEC Documents; Financial Statements
                      Section 3.9           Absence of Certain Changes

                  Acquiror Addendum to Disclosure Schedule

                      Section 3.2           Capital Structure
                      Section 3.9           Absence of Certain Changes

                  Target Disclosure Schedule

                      Section 2.1   Subsidiaries
                      Section 2.2   Capital Structure
                      Section 2.6   Absence of Undisclosed Liabilities
                      Section 2.7   Litigation
                      Section 2.10  Title to Real Property
                      Section 2.11  Intellectual Property
                      Section 2.14  Employee Plans
                      Section 2.16  Employee Matters
                      Section 2.17  Interested Party Transactions
                      Section 2.21  Complete Copies of Materials
                      Section 2.22  Brokers' and Finders' Fees
                      Section 2.27  Customers and Suppliers
                      Section 2.28  Material Contracts
                      Section 2.29  No Breach of Material Contracts
                      Section 2.31  Material Third Party Consents
                      Section 2.33  Product Releases

                  Target Addendum to Disclosure Schedule

                      Section 2.11  Intellectual Property
                      Section 2.17  Interested Party Transactions
                      Section 2.36  Deposit Accounts

                      Schedule 5.16 Guaranteed Debt

                                    EXHIBITS

             Exhibit A        Certificate of Merger
             Exhibit B        Form of First Promissory Note
             Exhibit C        Form of Second Promissory Note
             Exhibit D        Security Agreement
             Exhibit E        Cash Escrow Agreement
             Exhibit F        Registration Rights Agreement
             Exhibit G        Voting Agreement and form of Irrevocable Proxy
             Exhibit H        Shareholder Agreement
             Exhibit I        Acquiror's Legal opinion
             Exhibit J        Target's Legal opinion

                                TABLE OF CONTENTS
                                   (continued)
                                      Page




                                TABLE OF CONTENTS

                                                                            Page


ARTICLE ITHE MERGER..........................................................1
1.1      The Merger..........................................................1
1.2      Closing; Effective Time.............................................2
1.3      Effect of the Merger................................................2
1.4      Certificate of Incorporation; Bylaws................................2
1.5      Directors and Officers..............................................2
1.6      Effect on Capital Stock.............................................2
1.7      Surrender of Certificates...........................................8
1.8      No Further Ownership Rights in Target Capital Stock................12
1.9      Lost, Stolen or Destroyed Certificates.............................12
1.10     Exemption from Registration; Restricted Stock;
         Certificate Legends................................................12
1.11     Taking of Necessary Action; Further Action.........................12

ARTICLE IIREPRESENTATIONS AND WARRANTIES OF TARGET..........................13
2.1      Organization, Standing and Power...................................13
2.2      Capital Structure..................................................14
2.3      Authority..........................................................15
2.4      Financial Statements...............................................15
2.5      Absence of Certain Changes.........................................16
2.6      Absence of Undisclosed Liabilities.................................16
2.7      Litigation.........................................................16
2.8      Restrictions on Business Activities................................17
2.9      Governmental Authorization.........................................17
2.10     Title to Property..................................................17
2.11     Intellectual Property..............................................17
2.12     Environmental Matters..............................................19
2.13     Taxes.   ..........................................................20
2.14     Employee Benefit Plans.............................................21
2.15     Certain Agreements Affected by the Merger..........................23
2.16     Employee Matters...................................................23
2.17     Interested Party Transactions......................................24
2.18     Insurance..........................................................24
2.19     Compliance With Laws...............................................24
2.20     Minute Books.......................................................24
2.21     Complete Copies of Materials.......................................24
2.22     Brokers'and Finders'Fees...........................................25
2.23     Vote Required; Voting Agreements...................................25
2.24     Board Approval.....................................................25
2.25     Inventory..........................................................25
2.26     Accounts Receivable................................................25
2.27     Customers and Suppliers............................................26
2.28     Material Contracts.................................................26
2.29     No Breach of Material Contracts....................................27
2.30     Material Third Party Consents......................................27
2.31     Export Control Laws................................................27
2.32     Products...........................................................28
2.33     Product Releases...................................................29
2.34     Representations Complete...........................................29
2.35     Securities Exempt from Registration................................29
2.36     Deposit Accounts...................................................29

ARTICLE III  REPRESENTATIONS AND WARRANTIES
         OF ACQUIROR AND ACQUISITION SUB....................................29
3.1      Organization, Standing and Power...................................29
3.2      Capital Structure..................................................30
3.3      Authority..........................................................30
3.4      SEC Documents; Financial Statements................................31
3.5      Absence of Undisclosed Liabilities.................................32
3.6      Broker's and Finders'Fees..........................................32
3.7      Board Approval.....................................................32
3.8      Representations Complete...........................................32
3.9      Absence of Certain Changes.........................................32

ARTICLE IVCONDUCT PRIOR TO THE EFFECTIVE TIME...............................33
4.1      Conduct of Business of Target......................................33
4.2      No Solicitation....................................................35

ARTICLE VADDITIONAL AGREEMENTS..............................................36
5.1      Preparation of Information Statement...............................36
5.2      Meeting of Shareholders............................................37
5.3      Access to Information..............................................37
5.4      Confidentiality....................................................37
5.5      Public Disclosure..................................................37
5.6      Consents; Cooperation..............................................38
5.7      Shareholder Agreements; Accredited Investors.......................39
5.8      Legal Requirements.................................................39
5.9      Blue Sky Laws......................................................39
5.10     Escrow Agreement...................................................39
5.11     Registration Rights................................................39
5.12     Employees..........................................................39
5.13     Expenses...........................................................40
5.14     Security Agreement.................................................40
5.15     Reasonable Efforts and Further Assurances..........................40
5.16     Assumption of Certain Personal Guarantees..........................40

ARTICLE VICONDITIONS TO THE MERGER..........................................41
6.1      Conditions to Obligations of Each Party to Effect the Merger.......41
6.2      Additional Conditions to Obligations of Target.....................41
6.3      Additional Conditions to the Obligations of Acquiror...............42

ARTICLE VIITERMINATION, AMENDMENT AND WAIVER................................44
7.1      Termination........................................................44
7.2      Effect of Termination..............................................45
7.3      Expenses and Termination Fees......................................45
7.4      Amendment..........................................................47
7.5      Extension; Waiver..................................................47

ARTICLE VIIIINDEMNIFICATION.................................................48
8.1      Indemnification....................................................48
8.2      Damage Threshold...................................................50
8.3      Right of Offset....................................................50
8.4      Cash Escrow Fund...................................................51
8.5      Indemnification Period.............................................51
8.6      Damage Claims......................................................51
8.7      Objections to Claims...............................................52
8.8      Resolution of Conflicts; Arbitration...............................53
8.9      Shareholders'Agent.................................................54
8.10     Actions of the Shareholders'Agent..................................56
8.11     Third-Party Claims.................................................56

ARTICLE IXGENERAL PROVISIONS................................................56
9.1      Non-Survival at Effective Time.....................................56
9.2      Notices............................................................56
9.3      Interpretation.....................................................58
9.4      Counterparts.......................................................58
9.5      Entire Agreement; Nonassignability; Parties in Interest............58
9.6      Severability.......................................................59
9.7      Remedies Cumulative................................................59
9.8      Governing Law......................................................59
9.9      Rules of Construction..............................................59